Exhibit 99.1

News Release

LATTICE SEMICONDUCTOR TO ACQUIRE SILICON IMAGE FOR APPROXIMATELY $600 MILLION

—   Combination Creates Global Leader in Wired and Wireless Connectivity Solutions

—   Expands Addressable Opportunities in Consumer, Industrial and Communications Markets

—   Identified Synergies of $32 Million; Expected to be Immediately Accretive to EPS on Non-GAAP Basis

HILLSBORO, OR and SUNNYVALE, CA – JANUARY 27, 2015 – Lattice Semiconductor Corporation (NASDAQ: LSCC), a leading provider of programmable connectivity solutions, and Silicon Image, Inc. (NASDAQ: SIMG), a leading provider of wired and wireless connectivity solutions, today announced that they have signed a definitive agreement, pursuant to which Lattice will acquire Silicon Image in an all-cash tender offer of $7.30 per share, representing an equity value of approximately $600 million (or approximately $450 million on an enterprise value basis) and a 34.6% premium to the average closing price over the last 90 trading days and a 23.7% premium to the closing price on January 26th.

Key Benefits of the Transaction

•	Increased Strategic Relevance for Customers

•	Allows combined entity to drive early collaboration during product design and ultimately deliver optimized ASSP solutions, resulting in deeper, more meaningful relationships with customers

•	Revenue Expansion Opportunities

•	Increased market presence and combined product offering will result in greater lifetime revenue opportunities

•	Strong Combined IP Portfolio

•	Proprietary low-power, small form factor and low-cost FPGA technology enables programmable connectivity in a broad range of markets

•	Leading provider of IP with proven implementations for worldwide standards

•	Creates Economies of Scale With Meaningful Synergies

•	Expected to be immediately accretive on a non-GAAP basis through efficiencies in operating expenses and supply chain

•	At least $32 million in annual synergies which are expected to be realized within one year after the closing of the transaction

Darin G. Billerbeck, Lattice Semiconductor’s President and Chief Executive Officer, said, “This is a truly transformative event for both Lattice Semiconductor and Silicon Image. For the first time in the semiconductor industry, a single company will combine the design flexibility and time to market benefits of FPGAs, with the highly integrated, function and cost optimization benefits of ASSP solutions. We are excited to move forward with Silicon Image and confident we will be able to drive higher revenue and earnings growth, through the benefits of better economies of scale and material cost synergies. We expect this transaction to be immediately accretive on a non-GAAP basis.”

Camillo Martino, Chief Executive Officer of Silicon Image, commented, “We are excited to move forward with this unique business combination. Lattice’s management team has a strong track record of execution and operational excellence, both critical to the continued expansion of our product portfolio and ability to support our customer’s evolving requirements. Importantly, Lattice shares our commitment to building upon Silicon Image’s rich history of standards creation and the development of new wired and wireless connectivity innovations. This transaction is the culmination of a strategic process conducted under the direction of our board of directors, and represents a significant creation of value for our shareholders.”

Mr. Billerbeck concluded, “Lattice created the market for programmable connectivity solutions in the consumer market, capitalizing on our strong foothold in the communications and industrial markets. Silicon Image has successfully established numerous global technology standards, and built a highly valued intellectual property portfolio in wired connectivity, millimeter wave wireless technology and software services solutions. Our respective technical capabilities, product portfolios and visions for the future are complementary and will be even more powerful when combined. Lattice is fully committed to building upon the foundation established by Silicon Image in helping establish industry standards, investing in new technologies and driving them to market, which in turn should provide us with greater access to our customers’ roadmaps and unique insight into their product development.”

Additional Transaction Details

The transaction has been unanimously approved by the boards of directors of both companies and is expected to close by the end of March 2015. Pursuant to the definitive agreement, a subsidiary of Lattice Semiconductor will commence a tender offer for 100% of the outstanding shares of Silicon Image common stock for $7.30 per share in cash. The tender offer is required to be commenced within 10 business days and to remain open for at least 20 business days after launch. Following successful completion of the tender offer, any shares not acquired in the tender offer will be acquired in a second-step merger at the same per share cash price. The directors and executive officers of Silicon Image have agreed to tender their shares in the tender offer. Closing of the tender offer is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and there being validly tendered and not withdrawn a number of shares of Silicon Image common stock equal to at least a majority of the total outstanding shares of Silicon Image common stock. The transaction will be funded through a combination of cash on hand and new debt financing. The Company has received a financing commitment of $350 million from Jefferies Finance LLC. The proposed transaction is not subject to a financing condition.

Jefferies LLC is serving as the financial adviser to Lattice Semiconductor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal adviser. Barclays PLC is serving as the financial adviser to Silicon Image and Fenwick & West LLP is serving as legal adviser.

Acquisition Conference Call / Webcast Details

Lattice Semiconductor will hold a conference call to discuss the proposed acquisition of Silicon Image on Tuesday, January 27, 2015 at 8:00 a.m. Eastern Time. The conference call-in number is 1-888-286-6281 or 1-706-643-3761 with conference identification number 73009766. A live webcast of the conference call will also be available on Lattice’s website at www.latticesemi.com.

Presentation materials will be available prior to the conference call on the investor relations section of Lattice Semiconductor’s website at www.lscc.com.

A replay of the call will be available approximately two hours after the conclusion of the live call through 11:59 p.m. Eastern Time on February 9, 2015, by telephone at 1-404-537-3406. To access the replay, use conference identification number 73009766. A webcast replay will also be available on Lattice’s investor relations website at www.latticesemi.com.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the leader in low power, small form factor, low cost, customizable solutions for a quickly changing connected world. From making smart consumer devices smarter, to enabling intelligent industrial automation, or connecting anything to everything in communications, electronics manufacturers around the world use Lattice’s solutions for fast time to market, product innovation, and competitive differentiation. For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook or RSS.

About Silicon Image

Silicon Image (SIMG) is a leading provider of multimedia connectivity solutions and services for mobile, consumer electronics and PC markets. Silicon Image’s semiconductor and intellectual property products feature wireless and wired technologies that deliver connectivity across a wide array of devices in the home, office and on the go. Silicon Image has driven the creation of the industry standards HDMI®, DVI™, MHL® and WirelessHD®, and offers manufacturers comprehensive standards interoperability and compliance testing services via its wholly-owned subsidiary, Simplay Labs. For more information, visit http://www.siliconimage.com/.

For more information contact:

For Lattice Semiconductor:	For Silicon Image, Inc.:

Joe Bedewi	Alex Chervet
Chief Financial Officer	408-616-4153
Lattice Semiconductor Corporation	Alex.Chervet@siliconimage.com
503-268-8000

David Pasquale
Global IR Partners
914-337-8801 lscc@globalirpartners.com

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. No tender offer for the shares of Silicon Image, Inc. has commenced at this time. In connection with the proposed transaction, Lattice Semiconductor may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”). Any definitive tender offer documents will be mailed to shareholders of Silicon Image. INVESTORS AND SECURITY HOLDERS OF SILICON IMAGE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lattice Semiconductor through the Web site maintained by the SEC at http://www.sec.gov or through Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will,” “should,” “continue,” “ongoing,” “future,” “potential” and similar words or phrases identify forward-looking statements. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements: the risk that the transaction will not close when expected or at all; the risk that the operations of the two companies will not be integrated successfully; the failure to achieve the anticipated benefits and synergies of the transaction; the risk that Lattice or

Silicon Image’s business will be adversely impacted during the pendency of the transaction; costs associated with the transaction; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of the control of Lattice and Silicon Image. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Lattice and Silicon Image’s overall business, including those more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2013, and Lattice’s quarterly reports filed on Form 10-Q for the 2014 fiscal year, and those more fully described in Silicon Image’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2013, and its quarterly reports filed on Form 10-Q for the 2014 fiscal year.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. Neither Lattice nor Silicon Image plan to, and undertake no obligation to, update any forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made or to reflect the occurrence of unanticipated events.

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